Exhibit 10.4

DOCUMENT NO.	OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

OPEN-END MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

from

DPL ENERGY, LLC, Mortgagor,

to

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent, Mortgagee,

DATED AS OF July 31, 2015

THIS SPACE RESERVED FOR RECORDING DATA
name and return address McGuireWoods LLP 201 North Tryon Street, Ste 3000 Charlotte, North Carolina 28202 Attention: Mayleng S. Watson

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING SHALL BE DEEMED TO CONSTITUTE A CONTINUOUSLY PERFECTED FIXTURE FILING TO BE FILED OF RECORD IN THE OFFICE OF THE RECORDER OF WELLS COUNTY, INDIANA, AND GRANTED PURSUANT TO IND. CODE 26-1-9.1-502, 26-1-9.1-515 AND 26-1-9.1-334, AND THE TERMS AND PROVISIONS HEREOF.

OPEN-END MORTGAGE, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

THIS OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of July 31, 2015 is made by DPL ENERGY, LLC, an Ohio limited liability company (“Mortgagor”), whose address is One Monument Circle, Indianapolis, Indiana, 46204, to U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent acting on behalf of the Secured Parties defined below (in such capacity, “Mortgagee”), whose address is 461 Fifth Avenue, 19th Floor, New York, New York, 10017. References to this “Mortgage” shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

Background

A.    DPL Inc., an Ohio corporation (“Borrower”), has entered into that certain Credit Agreement dated as of July 31, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), U.S. Bank National Association, as Administrative Agent, Collateral Agent, Swing Line Lender, and an L/C Issuer (as such terms are defined in the Credit Agreement), PNC Bank, National Association, as Syndication Agent, and Bank of America, N.A., as Documentation Agent. The Credit Agreement and all Loan Documents (as defined in the Credit Agreement) are collectively referred to herein as the “Credit Facility Documents.”

B.     Mortgagor is a Subsidiary of Borrower and (i) is the owner of the fee simple estate in the parcel(s) of real property described on Exhibit A attached hereto (the “Owned Land”) and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures, and fixtures now or subsequently located on the Owned Land (the “Improvements”; the Owned Land and the Improvements being collectively referred to as the “Real Estate”).

C.     Pursuant to the terms and conditions of the Credit Agreement, inter alia: (1) the Lenders have agreed to make a Term Loan to Borrower, and (2) the Lenders have agreed to make available to Borrower (a) a Revolving Credit Loan facility, (b) a Letter of Credit subfacility, and (c) a Swing Line Loan subfacility, in the aggregate maximum principal amount of Four Hundred Twenty-Five Million and 00/100 Dollars ($425,000,000.00).

D.    The Mortgagor entered into that certain Guaranty Agreement with the Administrative Agent in order to guaranty the payment and performance of the Credit Facility Obligations (as defined herein). The Mortgagor, as a wholly-owned Subsidiary of the Borrower will materially benefit from the extensions of credit pursuant to the Credit Agreement.

E.     It is a condition precedent, among others, to the effectiveness of the Credit Agreement and the obligations of the Lenders, the L/C Issuers and Administrative Agent, (collectively, “Bank Secured Parties”) to make the Loans, and to issue and participate in Letters of Credit, that the Mortgagor secure its obligations under the Credit Agreement, the Guaranty

Agreement and other Loan Documents by executing and delivering this Mortgage (the Borrower and the Mortgagor are referred to herein as the “Borrower Parties”).

F.      The Borrower may incur additional secured indebtedness from time to time, to the extent permitted pursuant to the Credit Agreement, that is by its terms to be (or permitted to be) equally and ratably secured hereunder with the Credit Facility Obligations (including any permitted guaranty thereof, “Additional Secured Debt”), as hereinafter provided (with any holders of Additional Secured Debt from time to time being herein collectively called “Additional Debtholders”, any agent appointed by the holders of any Additional Secured Debt being herein referred to as the "Additional Secured Debt Agent" and with all documentation evidencing, or entered into in connection with, any Additional Secured Debt being herein called “Additional Debt Documents”).

Granting Clauses

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MORTGAGOR HEREBY MORTGAGES, WARRANTS AND GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN AND HEREBY MORTGAGES, WARRANTS, GRANTS, CONVEYS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

(a)    the Owned Land;

(b)   all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof (whether owned in fee by Mortgagor or otherwise);

(c)    all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

(d)   all right, title and interest of Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, the Real Estate (all of the foregoing in this paragraph (d) being referred to as the “Equipment”);

(e)    all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release,

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construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

(f)    all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the “Leases”), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the “Rents”);

(g)   all right, title and interest of Mortgagor, to the extent assignable, in and to all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor’s interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the provisions relating to condemnation awards generally set forth below;

(h)   to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

(i)     all proceeds, both cash and noncash, of the foregoing;

provided that the following property is excluded from the foregoing grants, liens and security interests: (i) any contract, consent, license, permit or other instrument entered into by the Mortgagor (A) that prohibits or requires the consent of any person other than such Mortgagor, which has not been obtained as a condition to the creation by such Mortgagor of a lien on any right, title or interest in such contract, consent, license, permit or other instrument related thereto,

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(B) to the extent that any requirement of law applicable thereto prohibits the creation of a lien thereon, or (C) to the extent a lien thereon would give any other party a legally enforceable right to terminate such contract, consent, license, permit or other instrument, (ii) property owned by the Mortgagor that is subject to a lien securing purchase money obligations or other obligations permitted under the Credit Agreement if the obligation pursuant to which such lien is granted prohibits or requires the consent of any person other than the Mortgagor, which has not been obtained as a condition to the creation of any other lien on such equipment, and (iii) any property to the extent that such grant of a security interest is prohibited by any requirement of law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such requirement of law, but in each case, only, to the extent, and for as long as, such prohibition or legally enforceable right to terminate is not terminated (by consent or otherwise) or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (d) are collectively referred to as the “Premises”, and those described in the foregoing clauses (a) through (i) are collectively referred to as the “Mortgaged Property”), to secure the repayment of all Credit Facility Obligations (as defined below), all Additional Debt Obligations (as defined below), all Indebtedness (as defined below), including without limitation all Future Advances (as defined below), any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its lien and security interest in the Collateral in a manner not in violation of the terms hereof and any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the Mortgage, including any other unreimbursed fees and expenses for which the Collateral Agent is to be reimbursed pursuant to the terms hereof, except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct, in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Mortgagor, after an Event of Default on any of the Obligations shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Mortgaged Property or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and costs, and all amounts paid by any of the Secured Parties as to which such Secured Party has the right to reimbursement hereunder (collectively, the “Obligations”), the date of the repayment of such Obligations being as set forth in Section 33(h) of this Mortgage and the maximum amount of such Obligations secured hereby being as set forth in Section 33(s)(ii) hereof.

TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until they are fully paid and performed, provided, however, that the condition of this Mortgage is such that if such Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void and Mortgagee shall release this Mortgage as required by law.

For purposes hereof, the term “Credit Facility Obligations” shall mean, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal and interest due or to become due and payable under and pursuant

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to the Credit Facility Documents and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Borrower or the Mortgagor to the Bank Secured Parties under the Credit Facility Documents (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to a Borrower Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with the Credit Facility Documents and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Borrower Parties.

For purposes hereof, the term “Additional Debt Obligations” shall mean the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all (x) fees, breakage costs, principal of and interest on any Additional Secured Debt and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness of the Borrower Parties to the Additional Debtholders (including, without limitation, interest accruing at the then applicable rate provided in any class of Additional Secured Debt after the maturity thereof and interest accruing at the then applicable rate provided in such Additional Secured Debt after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower Parties, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred under, arising out of or in connection with any Additional Debt Documents, and the due performance of, and compliance with, all of the terms, conditions and agreements contained therein by the Borrower Parties.

This Mortgage secures present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Borrower Parties, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

Terms and Conditions

Mortgagor further represents, warrants, covenants and agrees with Mortgagee and the Secured Parties as follows:

1.                  Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References herein to the “Secured Parties” shall mean the collective reference to (i) the Bank Secured Parties, (ii) the Additional Debtholders and (iii) their respective successors and permitted assigns. References herein to “Majority Holders” shall mean, at any time, the holders of over 50% in aggregate principal amount of the outstanding Obligations; provided, that, with respect to any Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP.

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2.                  Warranty of Title. Mortgagor warrants that it has good record title in fee simple to the Real Estate, and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the “Title Policy”) and other Permitted Liens (collectively, the “Permitted Exceptions”). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). The Mortgagor has all requisite power and authority to execute and deliver the Mortgage.

3.                  Payment of Obligations. Mortgagor shall cause the Borrower Parties to pay and perform the Obligations at the times and places and in the manner specified in the Credit Facility Documents and Additional Debt Documents, as applicable.

4.                  Requirements. Mortgagor shall promptly comply in all material respects with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or applicable to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property.

5.                  Payment of Taxes and Other Impositions.

(a)    Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the “Impositions”), except where (i) (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (B) the Mortgagor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (ii) the nonpayment thereof would not reasonably be expected to have a Material Adverse Effect. Upon request by Mortgagee, Mortgagor shall within 30 days after the request of Mortgagee, deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor’s option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

(b)   Nothing herein shall affect any right or remedy of Mortgagee under Section 13 of this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

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6.                  Insurance.

(a)    Mortgagor shall comply, or cause Borrower to comply, with Section 6.07 of the Credit Agreement with respect to insurance and shall cause its insurer to (i) provide that no cancellation of coverage or material reduction in amount thereof shall be effective until at least 30 days (except in the event of nonpayment, in which case this period shall be 10 days) after receipt by the Mortgagee of written notice thereof, and (ii) name the Mortgagee as an additional insured party (in the case of liability insurance) or lenders loss payee (in the case of property insurance).

(b)   If any portion of the Premises is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, Mortgagor shall maintain or cause to be maintained, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the National Flood Insurance Act of 1968, as amended.

7.                  Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions and except as otherwise permitted pursuant to the terms of the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

8.                  Due on Sale and Other Transfer Restrictions. Except as expressly permitted by the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property except Dispositions permitted by the Credit Agreement.

9.                  Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be applied in the manner specified in the Credit Agreement.

10.              Leases. Except as permitted under the Credit Agreement, with respect to any Lease having an annual rental of more than $50,000, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any material portion of the Mortgaged Property, except for Permitted Exceptions.

11.              Further Assurances. To further assure Mortgagee’s rights under this Mortgage, Mortgagor agrees promptly upon the reasonable request of Mortgagee, acting at the direction of the Majority Holders, to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of Leases in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

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12.              Mortgagee’s Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement or in this Mortgage, Mortgagee, acting at the direction of the Majority Holders, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 10 days' written notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor’s default or waive any right or remedy of Mortgagee.

13.              Remedies.

(a)    Upon the occurrence and during the continuance of any Event of Default, Mortgagee, acting at the direction of the Majority Holders, may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee, acting at the direction of the Majority Holders, may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)                 Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on any Credit Facility Document or Additional Debt Document, or (C) take such other action at law or in equity for the enforcement of this Mortgage or any of the Credit Facility Documents or Additional Debt Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon as provided in the Credit Agreement and all reasonable costs of suit, including, without limitation, reasonable attorneys’ fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

(ii)               Mortgagee may, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease, and (z) generally to execute, do and perform

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any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

(b)   In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee’s election, acting at the direction of the Majority Holders, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

(c)    In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee, acting at the direction of the Majority Holders, shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

(d)   It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by the Mortgagee shall be held by the Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Mortgagee, acting at the direction of the Majority Holders, be applied by the Mortgagee against the Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Mortgagee in connection with this Mortgage, the Credit Agreement, any other Credit Facility Document, any Additional Debt Document or any of the Obligations, including, without limitation, all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise by the Mortgagee of any right or remedy under this Mortgage, the Credit Agreement, any other Credit Facility Document, or any Additional Debt Document;

SECOND, an amount equal to the outstanding Primary Obligations (as defined below) shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

THIRD, an amount equal to the outstanding Remaining Obligations (as defined below) shall be paid to the Secured Parties, with each Secured Party receiving an amount equal to its outstanding Remaining Obligations or, if the proceeds are insufficient to pay in full all such Remaining Obligations, its Pro Rata Share of the amount remaining to be distributed;

FOURTH, upon payment of all Remaining Obligations, to the Mortgagor or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

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For purposes of this Mortgage:

(i)                 “Pro Rata Share” shall mean, when calculating a Secured Party’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Party’s Primary Obligations or Remaining Obligations, as the case may be, of the Borrower Parties and the denominator of which is the then outstanding amount of all Primary Obligations or Remaining Obligations, as the case may be, of the Borrower Parties;

(ii)               “Primary Obligations” shall mean all Obligations of the Borrower Parties secured hereby arising out of or in connection with, the principal of, premium, if any, and interest due under (including all accrued but unpaid interest) the Credit Facility Documents and the Additional Debt Documents at the relevant time; provided, that, with respect to any such Obligations comprised of indebtedness issued with original issue discount, the amount outstanding at any time shall be the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and

(iii)             “Remaining Obligations” shall mean all Obligations of the Borrower Parties secured hereby other than Primary Obligations.

(e)    When payments to Secured Parties are based upon their respective Pro Rata Shares, the amounts received by such Secured Parties hereunder shall be applied (for purposes of making determinations under this Section 13 only) (i) first, to the Primary Obligations of the Borrower Parties and (ii) second, to the Remaining Obligations of the Borrower Parties. If any payment to any Secured Party of its Pro Rata Share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Remaining Obligations, as the case may be, of the other Secured Parties, with each Secured Party whose Primary Obligations or Remaining Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of such Secured Party and the denominator of which is the unpaid Primary Obligations or Remaining Obligations, as the case may be, of all Secured Parties entitled to such distribution.

(f)    All payments required to be made hereunder shall be made (i) if to the Bank Secured Parties, to the Administrative Agent, and (ii) if to Additional Debtholders, to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent.

(g)   For purposes of applying payments received in accordance with this Section 13, the Mortgagee shall be entitled to rely upon the Secured Parties for a written determination of the outstanding Primary Obligations and Remaining Obligations owed to the Bank Secured Parties and the Additional Debtholders, respectively.

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(h)   It is understood and agreed that the Mortgagor shall remain liable to the extent of any deficiency between the amount of the available proceeds of the Mortgaged Property encumbered hereunder and the aggregate amount of the Obligations of the Borrower Parties.

Notwithstanding anything to the contrary in this Mortgage, (i) all actions required or permitted to be taken under this Mortgage by the Bank Secured Parties shall be so taken only by the Administrative Agent on behalf of the Bank Secured Parties, as directed by the Lenders, and all actions required or permitted to be taken under this Mortgage by the Additional Debtholders shall be so taken only by the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent on behalf of the Additional Debtholders as directed by the Additional Debtholders and (ii) all payments received by the Collateral Agent and (A) required to be made with respect to the Credit Facility Obligations shall be paid to the Administrative Agent, or (B) required to be made with respect to the Additional Debt Obligations under the Additional Debt Documents shall be paid to the Additional Debtholders or, if applicable, the relevant Additional Secured Debt Agent and the Mortgagee shall be entitled (but not required) to conclusively rely upon and act in accordance with any instructions from the Administrative Agent and the Additional Debtholders or, if applicable, any relevant Additional Secured Debt Agent subject to the terms and conditions of this Mortgage and to assume that such instructions are being given in accordance with such Credit Facility Documents and the terms of the Additional Debt Documents, respectively.

14.              Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee, acting at the direction of the Majority Holders, may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the other Credit Facility Documents, the other Additional Debt Documents, and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

15.              Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee, acting at the direction of the Majority Holders, as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

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16.              Extension, Release, etc.

(a)    Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, acting at the direction of the Majority Holders, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Credit Facility Documents or the Additional Debt Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Credit Facility Documents or the Additional Debt Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee’s option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

(b)   No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

(c)    If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant's rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

(d)   Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

17.              Security Agreement under Uniform Commercial Code.

(a)    It is the intention of the parties hereto that this Mortgage shall constitute a “security agreement” within the meaning of the Uniform Commercial Code of the State in which the Mortgaged Property is located (the “Code”). Accordingly, Mortgagor hereby grants to Mortgagee a security interest in that portion of the Mortgaged Property that constitutes personal property pursuant to the Code. If an Event of Default shall occur and be continuing, then in addition to having any other right or remedy available at law or in equity, Mortgagee, acting at the direction of the Majority Holders, shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and

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proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee’s rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days’ notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, reasonable attorneys’ fees and legal expenses. At Mortgagee’s request, during the continuance of an Event of Default, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

(b)   Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word “Equipment” are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a “fixture filing” within the meaning of Ind. Code 26-1-9.1-334, 26-1-9.1-502, and 26-1-9.1-515; (iii) Mortgagor is the record owner of the Owned Land; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

(c)    Mortgagor agrees that this instrument, or a reproduction thereof, may be filed in the real estate records or other appropriate index as a financing statement for any of the items specified above (including fixtures) as part of the Mortgaged Property, and authorizes Mortgagee to make any such filings Mortgagee, acting at the direction of the Majority Holders, deems necessary or proper. Mortgagor’s execution of this Mortgage constitutes an authentication pursuant to the Code of the security agreement contained herein, thereby authorizing Mortgagee to file and record such financing statements, amendments and other UCC forms as may be necessary or appropriate to establish and maintain the priority of its lien and security interests created under this Mortgage. Any reproduction of this instrument or of any other security agreement or financing statement (meeting the requirements of the Code) will be sufficient as a financing statement. Mortgagor agrees to execute and deliver to Mortgagee upon request, any financing statements (other than financing statements such as those currently prescribed by the Code, which are not required to be executed by the debtor or secured party), as well as extensions, renewals and amendments thereof, and reproductions of this instrument in such form as may be required by law or reasonably required by Mortgagee to perfect a security interest with respect to those items. Mortgagor will pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and will pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require.

18.              Assignment of Leases and Rents.

(a)    Mortgagor hereby assigns to Mortgagee the Leases and Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but

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Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall have a license and be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default, such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than ten days’ written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor has not affirmatively done any act which would prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

(b)   No action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor’s obligations contained in this Section and in the Leases.

19.              Additional Rights. The holder of any subordinate lien or subordinate mortgage on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate mortgage joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, acting at the direction of the Majority Holders, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

20.              Notices.  All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 10.02 of the Credit Agreement to Mortgagor and to Mortgagee at their respective addresses specified in the Preamble of this Mortgage.

21.              Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Mortgage and any consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective only if made or given in compliance with all of the terms and provisions of the Credit Facility Documents and the Additional Debt Documents necessary for amendments or waivers of, or consents to any departure by the Mortgagor from any provision of the Credit Facility Documents or any Additional Debt Document, as the case

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may be, and only if such amendment, waiver or consent is in writing duly signed by the Mortgagor and the Mortgagee (with the written consent of the Majority Holders, unless such consent would not be required under the Credit Facility Documents); provided, however, that any change, waiver, modification or variance materially adversely affecting the rights and benefits of a single Class (as defined below) of Secured Parties (and not all Secured Parties in a like or similar manner) shall also require the written consent of the Requisite Holders (as defined below) of such affected Class; provided, further, that any Class shall not be considered to be affected differently from any other Class due to the Obligations of any such other Class being paid, repaid, refinanced, renewed or extended and the Collateral being released, in whole or in part (whether by action of such other Class or otherwise), as security for a particular Class. For the purpose of this Mortgage, the term “Class” shall mean, at any time, each class of Secured Parties with outstanding Obligations secured hereby at such time, i.e., (x) the Bank Secured Parties and (y) any other class of Additional Secured Debt secured hereby; provided that, without limiting the foregoing, it is expressly acknowledged and agreed that other creditors may be added as “Secured Parties” hereunder (either as part of an existing Class of creditors or as a newly created Class), and that such addition shall not require the written consent of the Requisites Holders of the various Classes. For the purpose of this Mortgage, the term “Requisite Holders” of any Class shall mean each of (i) with respect to the Credit Agreement, the Required Lenders (as that term is defined in the Credit Agreement) and (ii) with respect to any other class of Additional Secured Debt, the holders of more than fifty percent (50%) of such class of Additional Secured Debt outstanding from time to time. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

Failure of the Mortgagee or any Secured Party to exercise, or delay in exercising, any right, power or privilege hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Mortgagee or the Secured Parties would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

22.              Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Credit Facility Documents or Additional Debt Documents, the obligations of the Borrower Parties and of any other obligor under any Credit Facility Documents or Additional Debt Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall the Borrower Parties or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by the Bank Secured Parties or the Additional Debtholders.

23.              Mortgagor’s Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (a) any appraisement before sale of any portion of the Mortgaged Property, (b) any extension of the

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time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (c) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Facility Documents or the Additional Debt Documents) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights or other rights hereby created.

24.              Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Credit Facility Documents, Additional Debt Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee’s rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee, acting at the direction of the Majority Holders, shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Credit Facility Documents and the Additional Debt Documents to Mortgagee or to which Mortgagee may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, acting at the direction of the Majority Holders, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Leases and Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a “mortgagee in possession,” and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies, in the absence of gross negligence or willful misconduct.

25.              Multiple Security. If (a) the Real Estate shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings

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against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Bank Secured Parties and any Additional Debtholders to extend the indebtedness borrowed pursuant to or guaranteed by the Credit Facility Documents and/or Additional Debt Documents, as applicable, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee’s right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, acting at the direction of the Majority Holders, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

26.              Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, the Bank Secured Parties and the Additional Debtholders, and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee, acting at the direction of the Majority Holders, at any time if in its sole discretion it deems such a waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them)

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and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns.

27.              No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, acting at the direction of the Majority Holders, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee, acting at the direction of the Majority Holders, may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or mortgage.

28.              Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by their respective terms the other Credit Facility Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

29.              Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein,” the word “Mortgagee” shall mean “Mortgagee or any successor Collateral Agent,” the word “person” shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

30.              Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Facility Documents and any Additional Debt Documents, then the Mortgagee, acting at the direction of the Majority Holders, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.

31.              Conflict With Credit Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Credit Facility Documents or any Additional Debt Documents, the terms and provisions of the Credit

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Facility Documents and any Additional Debt Documents, shall govern, other than with respect to the section of this Mortgage captioned “Governing Law, etc.”.

32. Additional Secured Debt. Any Additional Secured Debt issued after the date hereof shall be secured equally and ratably with the Credit Facility Obligations, and, in connection with such Additional Secured Debt, (i) the lien of this instrument shall be confirmed pursuant to a duly executed, acknowledged and recorded Mortgage Supplement substantially in the form of Annex A hereto (the “Mortgage Supplement”) and (ii) Mortgagor shall deliver to Mortgagee an ALTA 11-06 modification endorsement to the Title Policy, dated as of the date of recording of such Mortgage Supplement, insuring the priority of the lien of this Mortgage over defects in or liens or encumbrances on title, except for those shown in the Title Policy and other Permitted Liens.

33. Additional Provisions. The following provisions shall govern and control in the event of a conflict with any other provision of this Mortgage:

(a) The following terms and references (for purposes of this Section) shall mean the following:

(i) “Applicable Law” means statutory and case law in the State (hereinafter defined), including, but not by way of limitation, Mortgages, Ind. Code 32-29, Mortgage Foreclosure Actions, Ind. Code 32-30-10, Receiverships, Ind. Code 32-30-5, and the Uniform Commercial Code - Secured Transactions, Ind. Code 26-1-9.1 (the “UCC”), as amended, modified and/or recodified from time to time; provided, however, if by reason of mandatory provisions of law, the perfection, the effect of perfection or nonperfection, and the priority of a security interests in any Collateral are governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to perfection, effect of perfection or non-perfection, and the priority of the security interests in any such Collateral.

(ii) “County” means the county in the state in which the Owned Land is located.

(iii) “County Recorder” means the Recorder of the County.

(iv) “State” means the state in which the Owned Land is located.

(b) Notwithstanding anything contained in this Mortgage, the Credit Facility Documents or the Additional Debt Documents to the contrary, Mortgagee shall be entitled to all rights and remedies that a mortgagee would have under Applicable Law or in equity. In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Law, the provisions of Applicable Law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Applicable Law. Conversely, if any provision of this Mortgage shall grant to Mortgagee any rights or remedies upon default of the Mortgagor which are more limited than the rights or remedies that would otherwise be vested in

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the Mortgagee under Applicable Law in the absence of said provision, Mortgagee shall be vested with the rights and remedies granted under Applicable Law. Notwithstanding any provision in this Mortgage to the contrary, any sale of the Mortgaged Property upon default pursuant to this Mortgage will be made through a judicial proceeding, except as otherwise may be permitted under the UCC or Applicable Law.

(c) Neither Mortgagor nor, to the best of Mortgagor's knowledge, any tenant of the Mortgaged Property has received a notice of intention to hold a lien as may be imposed under Ind. Code 13-25-4-1 et seq.

(d) To the extent the Applicable Law limits (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities at the time of the execution and delivery of this Mortgage.

(e) Anything contained herein or in Ind. Code 32-29-7-5 to the contrary notwithstanding, no waiver made by Mortgagor in this Mortgage, or in any of the other terms and provisions of the Credit Facility Documents or the Additional Debt Documents, shall constitute the consideration for or be deemed to be a waiver or release by Mortgagee or any judgment holder of the Indebtedness (hereinafter defined) of the right to seek a deficiency judgment against Mortgagor or any other person or entity who may be personally liable for the Indebtedness, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee for its own behalf and its successors and assigns.

(f) Supplementary to Section 17 above, part of the Mortgaged Property is or may become fixtures. It is intended that as to the “fixtures”, as such term is defined in Ind. Code 26-1-9.1-102(41), that are part of the Mortgaged Property, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of the filing of this Mortgage for record with the County Recorder. A statement describing the portion of the Mortgaged Property comprising the fixtures secured is set forth in the Granting Clauses. In order to satisfy Ind. Code 26-1-9.1-502(a), Ind. Code 26-1-9.1-502(b) and Ind. Code 26-1-9.1-502(c), the following information is hereby provided:

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Name of Debtor:	Mortgagor is the “Debtor”
Address of Debtor:	See the Preamble of this Mortgage
Type of Organization:	limited liability company
State of Organization:	Ohio
Organization Number:	1237867
Name of Secured Party:	Mortgagee is the “Secured Party”
Address of Secured Party:	See the Preamble of this Mortgage
Record Owner of Land:	Mortgagor

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Preparer of Financing
Statement:	Mayleng S. Watson
McGuireWoods LLP
201 North Tryon Street, Ste. 3000
Charlotte, NC 28202
(704) 343-2000

(g) Mortgagor hereby acknowledges receipt of a copy of this Mortgage in compliance with Mortgagee's obligation to deliver a copy of the fixture filing to Mortgagor pursuant to Ind. Code 26-1-9.1-502(f).

(h) The final maturity dates of the Obligations (including all extensions permitted pursuant to their terms) are as follows:

(i)                 The Revolving Credit Loans, Term Loans and Swing Line Loans mature on July 31, 2020; provided, however, that if such date is not a Business Day, then such loans shall mature on the next preceding Business Day and provided further that if the Borrower has not refinanced its senior unsecured bonds due October 1, 2019 to have a maturity date that is at least 6 months later than July 31, 2020 before July 1, 2019, then such loans shall mature on July 1, 2019 (the applicable maturity date as provided in this clause (i) being the “Maturity Date”).

(ii)               The Letters of Credit expire seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

(j) If Mortgagee exercises its rights under this Mortgage and brings an action to recover judgment under the Obligations or any guaranty and during the pendancy of such action brings a separate action under this Mortgage, such actions shall be consolidated.

(k) The definition of Mortgaged Property shall include all refunds and rebates with respect to any tax or utility payments, regardless of the time period to which they relate.

(l) All attorneys’ fees and expenses incurred by Mortgagee in connection with the enforcement of any of the terms of this Mortgage shall include, without limitation, support staff costs and amounts expended in connection with litigation preparation and computerized research, telephone and telefax expenses, mileage, depositions, postage, photocopies, process service, videotapes, environmental testing and audits, environmental reviews and inspections and environmental clean-up and remediation.

(m) Without limiting the scope of the assignment of rents contained in this Mortgage, the assignment of rents set forth herein shall constitute an assignment of rents as set forth in Ind. Code 32-21-4-2 and thereby creates, and Mortgagor hereby grants to Mortgagee, a security interest in such rents that will be perfected upon the recording of this Mortgage.

(n) Subject to the terms and provisions of this Mortgage, Mortgagor hereby irrevocably consents to the appointment of a receiver as permitted under Applicable Law, which

22

receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Law.

(o) The term “Indebtedness” as defined herein shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of the Borrower Parties to the Bank Secured Parties, the Additional Debtholders, if any, and the Mortgagee and/or to enforce the performance or collection of all covenants, agreements, other obligations and liabilities of the Borrower Parties under this Mortgage or any or all of the Credit Facility Documents and, if applicable, Additional Debt Documents; provided, however, such Indebtedness shall not include any judgment(s) or final decree(s) rendered in another jurisdiction, which judgment(s) or final decree(s) would be unenforceable by an Indiana Court pursuant to Ind. Code 34-54-3-4. The obtaining of any judgment by Mortgagee (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, powers, rights and remedies of Mortgagee, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

(p) Notwithstanding anything contained herein or the other Credit Facility Documents or Additional Debt Documents to the contrary, the provisions in this Mortgage regarding creation, validity, perfection, priority and enforceability of the lien and security interests created hereby, all warranties of title contained herein with respect to the Mortgaged Property and all provisions hereof relating to the realization of the security covered hereby with respect to the Mortgaged Property shall be governed by Applicable Law.

(q) Upon payment and performance of the Indebtedness, or otherwise in accordance with the provisions of the Credit Facility Documents and, if applicable, the Additional Debt Documents, Mortgagee, upon written request, and at the expense, of Mortgagor, will execute and deliver such proper instruments of release and satisfaction as may be reasonably be requested to evidence such release, and any such instrument, when duly executed by Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence the release of this Mortgage; provided, however, any of the terms and provisions of this Mortgage that are intended to survive, shall nevertheless survive the release or satisfaction of this Mortgage whether voluntarily granted by Mortgagee, as a result of a judgment upon judicial foreclosure of this Mortgage or in the event a deed in lieu of foreclosure is granted by Mortgagor to Mortgagee.

(r) Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State pertaining to the rights and remedies of sureties.

(s) Mortgagor hereby acknowledges and agrees that (i) the Indebtedness includes, and that this Mortgage is given to secure, advances that may be made by the Bank Secured Parties and obligations that may be incurred by Borrower Parties in addition and subsequent to the advances evidenced or contemplated by the Credit Facility Documents, and, if applicable, the Additional Debt Documents, all whether obligatory or made at the option of the Bank Secured Parties, made after a reduction to a zero (0) or other balance or made otherwise ("Future Advances") to the same extent as if the Future Advances were made on the date of execution of this Mortgage; (ii) this Mortgage shall secure the principal loan amount of Four Hundred

23

Twenty-Five Million and 00/100 Dollars ($425,000,000.00) and all Future Advances of every nature and kind; provided that the aggregate principal amount of Future Advances outstanding at any time shall not exceed One Hundred Million and 00/100 Dollars ($100,000,000.00), such maximum amount being stated herein pursuant to and in accordance with Ind. Code 32-29-1-10 and not being a commitment by any Bank Secured Party or Additional Debtholder to make Future Advances; and (iii) this Mortgage is given to secure any and all future modifications, extensions and renewals of any indebtedness or obligations secured by this Mortgage.

[Signature Page to Follow]

24

This Mortgage has been duly executed by Mortgagor under seal on the date set forth in the acknowledgement below and is intended to be effective as of the date first above written.

MORTGAGOR:

DPL ENERGY, LLC,

an Ohio limited liability company

By: /s/ Jeffrey K. MacKay
Printed Name: Jeffrey K. MacKay
Title: Treasurer

25

STATE OF Indiana                     )
                                                      : ss.:
COUNTY OF Marion                 )

On this 29th day of July, 2015, before me, a notary public, Jeffrey K. MacKay, the Treasurer of DPL Energy, LLC, an Ohio limited liability company, personally appeared and (s)he acknowledged this instrument by him(her) sealed, subscribed, and executed to be his(her) free act and deed on behalf of said company.

Before me:

/s/ Lissa J. Adkins
Notary Public

Printed Name: Lissa J. Adkins

My commission expires: October 30, 2018

[NOTARIAL SEAL]	My County of Residence: Johnson

_____________________________________________________

I, the undersigned, affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document unless required by law.

Mayleng S. Watson, Esq.

THIS INSTRUMENT PREPARED BY:

Mayleng S. Watson

McGuireWoods LLP

201 North Tryon Street, Ste. 3000

Charlotte, North Carolina 28202

(704) 343-2000

26

EXHIBIT A

Legal Description

PARCEL 1

PART OF THE NORTHEAST QUARTER AND THE NORTHWEST QUARTER OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 11 EAST, CHESTER TOWNSHIP, WELLS COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID NORTHEAST QUARTER FOUND PER RECORD WITNESS; THENCE SOUTH 89 DEGREES 56 MINUTES 40 SECONDS EAST (ASSUMED AND THE BASIS FOR THESE BEARINGS), 1321.31 FEET ALONG THE NORTH LINE OF SAID NORTHEAST QUARTER TO A RAILROAD SPIKE AT THE NORTHEAST CORNER OF THE WEST HALF OF SAID NORTHEAST QUARTER; THENCE SOUTH 00 DEGREES 26 MINUTES 56 SECONDS EAST, 2640.69 FEET ALONG THE EAST LINE OF SAID WEST HALF TO THE SOUTHEAST CORNER OF SAID WEST HALF; THENCE SOUTH 89 DEGREES 56 MINUTES 24 SECONDS WEST, 1153.00 FEET ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER TO A 5/8" REBAR STAKE; THENCE NORTH 00 DEGREES 31 MINUTES 26 SECONDS WEST 1368.00 FEET PARALLEL WITH THE WEST LINE OF SAID NORTHEAST QUARTER TO A 5/8" REBAR STAKE; THENCE SOUTH 89 DEGREES 52 MINUTES 00 SECONDS WEST, 533.72 FEET TO A RAILROAD SPIKE ON THE CENTERLINE OF COUNTY 450 WEST; THENCE NORTH 05 DEGREES 56 MINUTES 07 SECONDS EAST, 1283.49 FEET ALONG SAID CENTERLINE TO A RAILROAD SPIKE ON THE NORTH LINE OF SAID NORTHWEST QUARTER; THENCE NORTH 89 DEGREES 55 MINUTES 20 SECONDS EAST, 224.50 FEET ALONG SAID NORTH LINE TO THE PLACE OF BEGINNING, CONTAINING 83.55 ACRES.

PARCEL 2

SITUATED IN THE NORTHEAST AND NORTHWEST QUARTERS OF SECTION 17, TOWNSHIP 25 NORTH, RANGE 11 EAST, CHESTER TOWNSHIP, WELLS COUNTY, INDIANA, BEING PART OF A 100-ACRE TRACT CONVEYED TO BILLY J. AND OPAL N. WEATHERHOLT BY DEED RECORDED IN DEED BOOK 95, PAGE 438, OF THE DEED RECORDS OF SAID COUNTY (ALL REFERENCES TO DEEDS, PLATS, ETC. REFER TO WELLS COUNTY RECORDER'S OFFICE UNLESS OTHERWISE NOTED), BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A 5/8" REBAR SET (ALL SET CORNERS ARE CAPPED "OHIO 6686, INDIANA S0412") AT THE CENTERLINE INTERSECTION OF THE HALF SECTION LINES OF SAID SECTION 17, SAID POINT BEING THE NORTHWEST CORNER OF AN 80-ACRE TRACT CONVEYED TO JIMMY FRANTZ BY DEED RECORDED IN DEED BOOK 130, PAGE 19, AND THE NORTHEAST CORNER OF A 38.17-ACRE TRACT CONVEYED TO HARRY D. BRICKLEY BY DEED RECORDED IN DEED BOOK 130, PAGE 97, AND ON THE SOUTH LINE OF SAID 100-ACRE TRACT; THENCE WITH THE NORTH LINE OF SAID 38.17-ACRE TRACT, THE SOUTH LINE OF SAID 100-ACRE TRACT AND THE SOUTH LINE OF SAID NORTHWEST QUARTER SOUTH 89 DEGREES 56 MINUTES 17 SECONDS WEST (PASSING AN IRON PIN SET AT 505.84 FEET) A TOTAL DISTANCE OF 523.94 FEET TO AN IRON PIN SET AT THE SOUTHWEST CORNER OF SAID 100-ACRE TRACT, BEING THE NORTHWEST CORNER OF SAID 38.17-ACRE TRACT AND THE SOUTHEAST CORNER OF A 55.14-ACRE TRACT CONVEYED TO ZACHARY L. HUFFMAN BY DEED RECORDED IN DEED BOOK, 144, PAGE 646, AND IN THE CENTERLINE OF SOUTH 450 WEST; THENCE WITH THE WEST LINE OF SAID 100-ACRE TRACT, THE EAST LINE OF SAID 55.14 ACRE TRACT, AND SAID CENTERLINE, NORTH 5 DEGREES 56 MINUTES 07 SECONDS EAST A DISTANCE OF 50.89 FEET TO AN IRON PIN SET AT THE SOUTHWEST CORNER OF A 2.00-ACRE TRACT CONVEYED TO BILLY JOE WEATHERHOLT, JR. BY DEED RECORDED IN DEED BOOK 144, PAGE 490; THENCE WITH THE SOUTH LINE OF SAID 2.00-ACRE TRACT NORTH 89 DEGREES 56 MINUTES 24 SECONDS EAST (PASSING AN IRON PIN SET AT 18.10 FEET) A TOTAL DISTANCE OF 313.54 FEET TO AN IRON PIN SET AT THE SOUTHEAST CORNER OF SAID 2.00-ACRE TRACT; THENCE WITH THE EAST LINE OF SAID 2.00-ACRE TRACT, NORTH 00 DEGREES 31

MINUTES 26 SECONDS WEST A DISTANCE OF 293.40 FEET TO AN IRON PIN SET AT THE NORTHEAST CORNER OF SAID 2.00-ACRE TRACT; THENCE WITH THE NORTH LINE OF SAID 2.00-ACRE TRACT SOUTH 89 DEGREES 56 MINUTES 24 SECONDS WEST (PASSING AN IRON PIN FOUND AT 262.25 FEET) A TOTAL DISTANCE OF 280.35 FEET TO AN IRON PIN SET AT THE NORTHWEST CORNER OF SAID 2.00-ACRE TRACT, SAID POINT BEING IN THE WEST LINE OF SAID 100-ACRE TRACT, THE EAST LINE OF SAID 55.14-ACRE TRACT, AND IN THE CENTERLINE OF SAID SOUTH 450 WEST; THENCE WITH THE WEST LINE OF SAID 100-ACRE TRACT, THE EAST LINE OF SAID 55.14-ACRE TRACT, AND SAID CENTERLINE, NORTH 5 DEGREES 56 MINUTES 07 SECONDS EAST A DISTANCE OF 1029.51 FEET TO AN IRON PIN SET AT A SOUTHWEST CORNER OF AN 83.55-ACRE TRACT CONVEYED TO DPL ENERGY, INC. BY DEED RECORDED IN DEED BOOK 137, PAGE 481; THENCE WITH A SOUTH LINE OF SAID 83.55-ACRE TRACT, NORTH 89 DEGREES 52 MINUTES 00 SECONDS EAST (PASSING AN IRON PIN FOUND AT 18.10 FEET) A TOTAL DISTANCE OF 533.72 FEET TO AN IRON PIN FOUND AT A SOUTHWEST CORNER OF SAID 83.55-ACRE TRACT; THENCE WITH A WEST LINE OF SAID 83.55-ACRE TRACT, SOUTH 00 DEGREES 31 MINUTES 26 SECONDS EAST A DISTANCE OF 1368.59 FEET TO AN IRON PIN SET AT A SOUTHWEST CORNER OF SAID 83.55-ACRE TRACT, SAID POINT ALSO BEING ON THE SOUTH LINE OF SAID NORTHEAST QUARTER, THE SOUTH LINE OF SAID 100-ACRE TRACT AND THE NORTH LINE OF SAID 80-ACRE TRACT; THENCE WITH THE SOUTH LINE OF SAID NORTHEAST QUARTER, THE SOUTH LINE OF SAID 100-ACRE TRACT, AND THE NORTH LINE OF SAID 80-ACRE TRACT; SOUTH 89 DEGREES 56 MINUTES 17 SECONDS WEST A DISTANCE OF 164.52 FEET TO THE POINT OF BEGINNING, CONTAINING 17.194 ACRES.

Annex A

Mortgage Supplement

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

[_________________]

Attn:

[SPACE ABOVE LINE FOR RECORDER’S USE ONLY]

SUPPLEMENT TO OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

This SUPPLEMENT TO OPEN-END MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING (this “Supplement”) is dated as of ________ __, 20__, between DPL ENERGY, LLC, an Ohio limited liability company (the “Mortgagor”), and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, together with its successors and assigns, the “Mortgagee”).

WITNESSETH:

WHEREAS, in order to secure the Obligations (including, without limitation, the Credit Facility Obligations and the Additional Secured Debt), the Mortgagor delivered to the Mortgagee that certain Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of [_________], 2015, recorded [as Document Number ____, in Book ____, Page ____, in the Records of the Clerk of ____ County, [State]] (as amended, modified or supplemented prior to the date hereof, the “Original Mortgage”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Mortgage); and

WHEREAS, pursuant to the terms of the Original Mortgage, Mortgagor and Mortgagee desire to confirm that the Original Mortgage secures Additional Secured Debt consisting of [Describe], [having a maximum principal amount of $________] (the “Additional Obligations”) and that the Original Mortgage, as supplemented hereby, remains in full force and effect, subject to any restrictions set forth in the Original Mortgage.

NOW, THEREFORE, in consideration of the foregoing and the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree and give notice as follows:

3

1. As supplemented hereby, the terms of the Original Mortgage shall continue in full force and effect. To secure the full and timely payment and performance of the Obligations (including, without limitation, the Additional Obligations), Mortgagor hereby confirms the grants, liens and security interests in the Original Mortgage. This Supplement shall not be deemed to constitute a novation or to extinguish any of the Obligations secured by the Original Mortgage.

2. This Supplement may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

3. This Supplement shall be governed by and construed and interpreted in accordance with the laws of the State in which the Premises are located, except that Mortgagor expressly acknowledges that by their respective terms the other Credit Facility Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Supplement the rights of the parties to this Supplement shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

NO FURTHER TEXT ON THIS PAGE.

IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the day and year first above written:

DPL ENERGY, LLC.
an Ohio limited liability company

By:
Printed Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent,

By:
Printed Name:
Title:

STATE OF ______________            )
                                                                : ss.:
COUNTY OF _________________ )

On this ______ day of ____________________, 2015, before me, a notary public, ___________________ , the _______________________ of DPL Energy, LLC, an Ohio limited liability company, personally appeared and (s)he acknowledged this instrument by him(her) sealed, subscribed, and executed to be his(her) free act and deed on behalf of said company.

Before me:

Notary Public

Printed Name:

My commission expires:

[NOTARIAL SEAL]	My County of Residence:

STATE OF ______________            )
                                                                : ss.:
COUNTY OF _________________ )

On this ______ day of ____________________, 2015, before me, a notary public, ___________________ , the _______________________ of U.S. Bank National Association, as Collateral Agent, personally appeared and (s)he acknowledged this instrument by him(her) sealed, subscribed, and executed to be his(her) free act and deed on behalf of said company.

Before me:

Notary Public

Printed Name:

My commission expires:

[NOTARIAL SEAL]	My County of Residence: